Exhibit 10.12

AGREEMENT ON REFERRAL COMPENSATION

THIS AGREEMENT is made on the 30th day of November 2023, between:

FEMCO STEEL TECHNOLOGY CO., LTD., of No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County, Taiwan ROC (the “Company” or “Femco”).

And

GENEVA CAPITAL PTE. LTD., of No. 7, Temasek Boulevard, £12-07, Suntec Tower One, Singapore (the “Arranger”).

Each shall be referred to individually as a “Party” and collectively as “Parties.”

WHEREAS:

(A)	Femco has agreed to engage the Arranger to arrange the potential merger / business combination between Femco and a U.S.-listed Special Purpose Acquisition Company (the “SPAC”). Femco irrevocably agrees that there is no minimum sum of to be guaranteed to remain in the SPAC upon completion of the potential merger/business combination between Femco and the SPAC (including but not limited to monies raised through a PIPE). Femco further irrevocably agrees that if there is any monies needed to be raised, it can be done after the completion of the potential merger/business combination between Femco and the SPAC;

(B)	The Arranger may work with other third parties to introduce a SPAC to Femco for the proposed merger / business combination, which would result in Femco being listed on a U.S. stock exchange; and

(C)	The Parties have, for valuable consideration (the sufficiency of which is hereby acknowledged) agreed on the following split of equity shareholding in Femco, based on the agreed Enterprise Valuation of Femco (the “Enterprise Valuation”) at its merger / business combination with a SPAC.

NOW IT IS HEREBY AGREED as follows:

1.	If the agreed Enterprise Valuation of Femco at the merger / business combination with a listed SPAC, as documented in the Business Combination Agreement (the “BCA”) entered into between Femco and the SPAC, is in excess of United States dollars two hundred fifty million (US$250,000,000.00) (the “Base Valuation”), then 20% of any excess of Enterprise Valuation above the Base Valuation shall be rewarded to the Arranger, or its designated entities as a performance fee, subject to a maximum of 5% (the “5% Cap”) of Femco total Enterprise Valuation. The shareholding in Femco shall then be adjusted to reflect the above.

2.	If less than 100% of existing Target shares were rolled into the SPAC, the Base Valuation and the 5% Cap shall be adjusted accordingly.

For the avoidance of doubt, these illustrations below show the effect of shareholding changes in Femco under different Enterprise Valuation and different percentage of Target shares rolled into SPAC assumptions:

Illustration 1

Illustration 1A – 100% of existing Target shares rolled into the SPAC

Base Valuation:	US$250.00 million
Enterprise Valuation agreed between Target and SPAC:	US$300.00 million
Excess of Enterprise Valuation over Base Valuation:	US$300.00 million - US$250.00 million = US$50.00 million
Performance Fee to the Arranger:	Min (20% X US$50.00 million, 5% X US$300.00 million) Min (US$10.00 million, US$15.00 million)
Actual Performance Fee to the Arranger in shares:	US$10.00 million

Illustration 1B – 90% of existing Target shares rolled into the SPAC

Base Valuation:	US$250.00 million X 90% = US$225.00 million
Enterprise Valuation agreed between Target and SPAC:	US$300.00 million X 90% = US$270.00 million
Excess of Enterprise Valuation over Base Valuation:	US$270.00 million - US$225.00 million = US$45.00 million
Performance Fee to the Arranger:	Min (20% X US$45.00 million, 5% X US$270.00 million) Min (US$9.00 million, US$13.50 million)
Actual Performance Fee to the Arranger in shares:	US$9.00 million

Illustration 2

Illustration 2A – 100% of existing Target shares rolled into the SPAC

Base Valuation:	US$250.00 million
Enterprise Valuation agreed between Target and SPAC:	US$350.00 million
Excess of Enterprise Valuation over Base Valuation:	US$350.00 million - US$250.00 million = US$100.00 million
Performance Fee to the Arranger:	Min (20% X US$100.00 million, 5% X US$350.00 million) Min (US$20.00 million, US$17.50 million)
Actual Performance Fee to the Arranger in shares:	US$17.50 million

Illustration 2B – 90% of existing Target shares rolled into the SPAC

Base Valuation:	US$250.00 million X 90% = US$225.00 million
Enterprise Valuation agreed between Target and SPAC:	US$350.00 million X 90% = US$315.00 million
Excess of Enterprise Valuation over Base Valuation:	US$315.00 million - US$225.00 million = US$90.00 million

Performance Fee to the Arranger:	Min (20% X US$90.00 million, 5% X US$315.00 million)
Actual Performance Fee to the Arranger in shares:	Min (US$18.00 million, US$15.75 million)

3.	Femco irrevocably agreed to carry out such actions necessary and shall procure that Femco shall perform and/or cause to be performed all actions necessary, to give effect to the terms of this Agreement forthwith upon the execution of the BCA.

4.	The Arranger has the right to nominate such other third parties to hold their respective shares in Femco.

5.	This Agreement may be executed in any number of counterparts in writing, and exchanged by postal mail, facsimile, email or other means of electronic transmission, each of which when executed and delivered is an original, but all the counterparts together constitute the same document as if each Party had signed on the same document.

6.	This Agreement constitutes the sole agreement of the Parties as to the subject matter covered herein and supersedes all prior agreements and representations between the Parties. No modifications of any provision herein shall be binding on the Parties unless evidenced by a written amendment signed by duly authorized representatives of both Parties.

7.	Nothing herein shall be deemed to create an employer-employee relationship between Parties, nor any agency, joint venture or partnership relationship between the Parties. Neither Party shall have the right to bind the other to any obligation, nor have the right to incur any liability on behalf of the other.

8.	This Agreement shall be governed by Taiwan law, and the Parties agree to the exclusive jurisdiction of the Taipei (Taiwan) District Court, to the exclusion of any conflict of laws principles.

[Signature Page following]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as follows:

For an on behalf of:

FEMCO STEEL TECHNOLOGY CO., LTD.	)
	)	/s/ David Chuang
)
Name: David Chuang
Designation: Chairman

For and on behalf of:	)
GENEVA CAPITAL PTE. LTD.	)	/s/ Triston Soo
	)	Name: Triston Soo
Designation: Principal

The signatories hereby represent that he/she has authority to bind the Party for whom he/she signs.